 EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-46939 and 333-50767 on Form S-8 of our report dated August 17, 2016, appearing in this Annual Report on Form 10-K of Star Buffet, Inc. for the fiscal years ended January 26, 2015 and January 27, 2014.

/s/ LARSON & COMPANY PC

Larson & Company PC

Sandy, Utah

August 17, 2016